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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2004, except as to the stock split discussed in Note 22 as to which the date is March 15, 2004, relating to the financial statements, which appears in Genesee & Wyoming Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/ PricewaterhouseCoopers LLP

New York, New York
May 10, 2004